Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 27, 2024, relating to the financial statements and financial highlights of Amplify AI Powered Equity ETF, Amplify Alternative Harvest ETF, Amplify BlackSwan Growth & Treasury Core ETF, Amplify BlackSwan ISWN ETF, Amplify BlackSwan Tech & Treasury ETF, Amplify Bloomberg AI Value Chain ETF (formerly Amplify Global Cloud Technology ETF), Amplify BlueStar Isreal Technology ETF, Amplify Cash Flow Dividend Leaders ETF, Amplify CWP Enhanced Dividend Income ETF, Amplify CWP Growth & Income ETF, Amplify CWP International Enhanced Dividend Income ETF (formerly Amplify International Enhanced Dividend Income ETF), Amplify Cybersecurity ETF, Amplify Digital Payments ETF (formerly Amplify Mobile Payments ETF), Amplify Etho Climate Leadership U.S. ETF, Amplify High Income ETF, Amplify Junior Silver Miners ETF, Amplify Lithium & Battery Technology ETF, Amplify Natural Resources Dividend Income ETF, Amplify Online Retail ETF, Amplify Samsung SOFR ETF, Amplify Seymour Cannabis ETF, Amplify Thematic All-Stars ETF, Amplify Transformational Data Sharing ETF, Amplify Travel Tech ETF, Amplify Video Game Leaders ETF (formerly Amplify Video Game Tech ETF), and Amplify Weight Loss Drug & Treatment ETF, each a series of Amplify ETF Trust, which are included in Form N-CSR for the years and/or periods ended September 30, 2024, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Miscellaneous Information” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 24, 2025